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                           CERTIFICATE OF AMENDMENT OF
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                     OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                         AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                         SERIES A CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

                                       AND

                         SERIES B CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                         CANDLEWOOD HOTEL COMPANY, INC.

         Candlewood Hotel Company, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

         1. The Board of Directors of the Corporation, acting pursuant to the authority of Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution setting forth a proposed amendment of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of the Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Series A Cumulative Convertible Preferred Stock of the Corporation (the "Series A Certificate of Designations") and the Series B Cumulative Convertible Preferred Stock of the Corporation (the "Series B Certificate of Designations"), which amendment shall be filed with the Secretary of State of the State of Delaware immediately preceding the closing of the transactions set forth in the resolution. The resolution setting forth the proposed amendment is as follows:

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         NOW, THEREFORE, BE IT RESOLVED, that upon and concurrent with the closing of the transactions contemplated by (i) that certain Purchase and Sale Agreement by and among the Corporation and certain of its affiliates, JPD Corporation, a Kansas corporation, and Hospitality Properties Trust ("HPT"), a Maryland real estate investment trust, and by (ii) that certain Asset Purchase and Sale Agreement by and among the Corporation and certain of its affiliates and Six Continents Hotels, Inc., a Delaware corporation (together, the "Proposed Transactions"), the Series A Certificate of Designations and Series B Certificate of Designations, respectively, will be amended as follows:

         I. AMENDMENT TO SERIES A CERTIFICATE OF DESIGNATIONS

         (A) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (ii) thereof and substituting in lieu of said Section the following:

                  "(ii) Dividends. The Series A Preferred Stock shall not be entitled to receive any dividends, including any dividends that have accrued and remain unpaid."

         (B) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (iii) thereof and substituting in lieu of said Section the following:

                  "(iii) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation (any and all such events, a "Liquidation"), whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to those amounts as described in Section (vii) ("Distributions Upon the Sale of the Corporation's Assets") hereof. Except as provided in this paragraph, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of the Liquidation of the Corporation. The closing of the Proposed Transactions shall be considered a Liquidation within the meaning of this paragraph."

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         (C) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (iv) thereof and substituting in lieu of said Section the following:

                  "(iv) The Series A Preferred Stock shall not be subject to redemption."

         (D) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(b) thereof and substituting in lieu of said Section the following:

                  "(b) Reserved."

         (E) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(h) thereof and substituting in lieu of said Section the following:

                  "(h) Reserved."

         (F) The Series A Certificate of Designations is hereby amended by inserting the following new Section (vii):

                  "(vii) Distributions Upon a Sale of the Corporation's Assets.
         (a) Distribution to Series A Holders. The holders of the Series A Preferred Stock shall be entitled to receive a payment, out of the assets of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series B Preferred Stock, a total of $25,000,000 in proceeds from the sale of the Corporation or any assets of the Corporation after payment or provision for all obligations or liabilities of the Corporation ("Net Liquidation Proceeds") before any payment shall be made or any assets distributed to the holders of Common Stock.

                  (b) Distribution to Common Stock Holders. After the payment in full to the holders of Series A Preferred Stock and the

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         holders of Series B Preferred Stock of the $25,000,000 specified in
         Section vii(a) above, the holders of the Corporation's Common Stock shall receive, on a pro-rata basis among all holders of the Corporation's Common Stock, a total of $500,000 in Net Liquidation Proceeds.

                  (c) Distribution to Series A Holders and Common Stock Holders. After the payment in full of Net Liquidation Proceeds as described in Sections vii(a) and vii(b), the holders of the Series A Preferred Stock shall be entitled to receive Ninety Percent (90%) of the remaining Net Liquidation Proceeds of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series B Preferred Stock, and the holders of the Corporation's Common Stock shall be entitled to receive Ten Percent (10%) of the remaining Net Liquidation Proceeds of the Corporation, on a pro-rata basis (without giving effect to any conversion provision).

                  (d) Payment of Net Liquidation Proceeds. The Corporation may distribute Net Liquidation Proceeds in one payment or multiple payments over time as the obligations and liabilities of the Corporation are paid or provided for.

                  (e) Sole Payments. The foregoing distributions are the only amounts that shall be paid to the holders of the Series A Preferred Stock with respect to such stock. No other amounts,

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         including without limitation accrued dividends, shall be paid to such holders with respect to such stock."

         II. AMENDMENT TO SERIES B CERTIFICATE OF DESIGNATIONS

         (A) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (ii) thereof and substituting in lieu of said Section the following:

                  "(ii) Dividends. The Series B Preferred Stock shall not be entitled to receive any dividends, including any dividends that have accrued and remain unpaid."

         (B) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (iii) thereof and substituting in lieu of said Section the following:

                  "(iii) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation (any and all such events, a "Liquidation"), whether voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to those amounts as described in Section (vii) ("Distributions Upon the Sale of the Corporation's Assets") hereof. Except as provided in this paragraph, holders of Series B Preferred Stock shall not be entitled to any distribution in the event of the Liquidation of the Corporation. The closing of the Proposed Transactions shall be considered a Liquidation within the meaning of this paragraph."

         (C) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (iv) thereof and substituting in lieu of said Section the following:

                  "(iv) The Series B Preferred Stock shall not be subject to redemption."

         (D) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(b) thereof and substituting in lieu of said Section the following:

                  "(b) Reserved."

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         (E) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(h) thereof and substituting in lieu of said Section the following:

                  "(h) Reserved."

         (F) The Series B Certificate of Designations is hereby amended by inserting the following new Section (vii):

                  "(vii) Distributions Upon a Sale of the Corporation's Assets.
         (a) Distribution to Series B Holders. The holders of the Series B Preferred Stock shall be entitled to receive a payment, out of the assets of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series A Preferred Stock, a total of $25,000,000 in proceeds from the sale of the Corporation or any assets of the Corporation after payment or provision for all obligations or liabilities of the Corporation ("Net Liquidation Proceeds") before any payment shall be made or any assets distributed to the holders of Common Stock.

                  (b) Distribution to Common Stock Holders. After the payment in full to the holders of Series B Preferred Stock and the holders of Series A Preferred Stock of the $25,000,000 specified in Section vii(a) above, the holders of the Corporation's Common Stock shall receive, on a pro-rata basis among all holders of the Corporation's Common Stock, a total of $500,000 in Net Liquidation Proceeds.

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                  (c) Distribution to Series B Holders and Common Stock Holders.
         After the payment in full of Net Liquidation Proceeds as described in Sections vii(a) and vii(b), the holders of the Series B Preferred Stock shall be entitled to receive Ninety Percent (90%) of the remaining Net Liquidation Proceeds of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series
         A Preferred Stock, and the holders of the Corporation's Common Stock shall be entitled to receive Ten Percent (10%) of the remaining Net Liquidation Proceeds of the Corporation, on a pro-rata basis (without giving effect to any conversion provision).

                  (d) Payment of Net Liquidation Proceeds. The Corporation may distribute Net Liquidation Proceeds in one payment or multiple payments over time as the obligations and liabilities of the Corporation are paid or provided for.

                  (e) Sole Payments. The foregoing distributions are the only amounts that shall be paid to the holders of the Series B Preferred Stock with respect to such stock. No other amounts, including without limitation accrued dividends, shall be paid to such holders with respect to such stock. "

         2. Paragraphs I. (A) through (F) and II. (A) through (F) of the foregoing amendment will not become effective and shall have no force and effect unless and until the Proposed Transactions have closed in accordance with their respective terms.

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         3. The holders of (i) a majority of the voting power of the outstanding capital stock of the Corporation, (ii) a majority of the outstanding Common
Stock of the Corporation, the outstanding Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Preferred"), and the outstanding Series B Cumulative Convertible Preferred
Stock, par value $0.01 per share, of the Corporation (the "Series B Preferred") voting together as a single class pursuant to the Restated Certificate of Incorporation of the Corporation, (iii) 66-2/3% of the outstanding shares of the Series A Preferred, and (iv) 66-2/3% of the outstanding shares of the Series B Preferred, entitled to vote have approved the foregoing amendment at a Special Meeting of the stockholders of the Corporation in accordance with the Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Corporation, and the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         4. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Candlewood Hotel Company, Inc. has caused this Certificate to be executed by __________, its __________, on this ____ day of ________, 2003.

                                     CANDLEWOOD HOTEL COMPANY, INC.,
                                     A DELAWARE CORPORATION

                                     By: ____________________________________
                                           Name:
                                           Title:

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